EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Advised Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Advised Portfolios for the period ended, June 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Advised Portfolios for the stated period.

/s/ Christopher E. Kashmerick		/s/ Russell B. Simon
Christopher E. Kashmerick, President		Russell B. Simon, Treasurer
Trust for Advised Portfolios		Trust for Advised Portfolios

Dated:	September 6, 2018	Dated:	September 6, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Advised Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.